Beijing Guo Guangrong Advertising Co., Ltd.
And
Beijing Merci International Advertising Co., Ltd.
About
China Radio International frequency that broadcasted in Shenzhen

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Exclusive Advertising Right

Aug. 2008
Beijing

Content

The exclusive advertising right agreement (below is "the agreement") was signed on Aug. 4th, 2008 in Beijing:

Party A: Beijing Guo Guangrong Advertising Co., Ltd.
Address: Room A515, north area, Shijingshan Road No. 16, Beijing
Legal preventative: Chen Yulin

Party B: Beijing Merci International Advertising Co., Ltd.
Address: Room 3-101, Guanyuan Apartment building 8, Cuihua Street, Xicheng District, Beijing
Legal preventative: Li Wenwen

About:
FM107.1 is one of the domestic frequencies of China Radio International (below "CRI")

Party A is legal established, and the only entity that has the exclusive domestic advertising right of CRI and has been fully authorized by the CRI.

Party B is corporate juridical person who was established and subsists legally according to PRC laws, and has qualification that allows the agency to do the business and all the government authorizations and permissions.

Based on PRC laws, in terms of cooperation method, term, contract price, payment method and other details, both parties negotiate friendly, and are agree:

1. Definition

Unless there are other agreements or required in the context, the words have following meaning:

1.1. PRC laws: Chinese (including central and local) legal institutions and governmental public issued any laws, regulations, legislations, and authority files, and any amendment, explanation, and supplementary at any time.
1.2. Terms of the agreement: the date when the agreement takes effect to Aug. 31, 2008.
1.3. each party: party A , party B
1.4. one party: any party of party A and party B
1.5. agreement frequency: FM107.1, the Shenzhen frequency of CRI
1.6. agreement frequency content: all the content of the agreement frequency, including and only including: party A's own advertising(if applied)、agreement frequency programs and agreement frequency advertisements.
1.7. Party A's own advertisements: all the public-interest ads., ads. that related to CRI's own business development and ads. that appointed by Central Propaganda Department and
1.8. Agreement frequency advertising: ads. that broadcasted on Shenzhen frequency of

CRI(except Party A's ads.), and introduce and promote any type of activities, entities, products, services and brands directly and indirectly through the frequency, and no matter whether the ads.are called ads.and no matter the ads. are charged.

1.9. agreement frequency programs: all the programs that broadcasted on the Shenzhen frequency FM107.1

1.10. Advertising revenue of the agreement frequency: all the ads. that published on frequency 1.9, or all the revenue that generated from ads. business because of the frequency, including but not limited any cash income, any sponsor, material objects, coupons and ads. periods because of the exchanged ads. periods and under the name of the frequency. And no matter whether they are called ads.

1.11. Agreement frequency ads. time: the ads. time that issued by 1.9 ,unless there is any other rule in the agreement.

1.12. promotion activities: all the activities that hold by 1.9 and/or CRI, the type includes but not limited leaflet, salon, lecture, forum, exhibition, ads propaganda and big theme activity

2. Ads. agency

2.1. Party A authorized Party B as the exclusive agency of the agreement frequency, it is only one who operates the ads. business of the frequency, and according to the rule in the agreement, during the term of the agreement, party B has the right to share the revenue of the agreement frequency.

2.2. The exclusive ads. right of party B in the agreement: during the term of the agreement, and under the condition of party B operating truly, without the writing authorized by party B, Party A agrees that it will not through any third party or by itself to undertake any agreement frequency ads. business in the agreement.(except 3.5 in the agreement)

2.3. Party A agrees: when party B operates the exclusive ads. right, it could act under the name of agreement frequency exclusive ads. agency, based on party B's requirements, party A should be responsible for providing writing authorization, confirmation that needed by ads. business of agreement frequency.

2.4. Party B has the related independent right to operate the ads. business, but the broadcasting periods and price need to concern to Beijing ads. time period(unless there is other regulations in the agreement) and it is not allowed to violate the PRC laws.

2.5. There are two types of ads., one is single ads., another is package ads., the ads. party B published is no more than 4 minutes every hour, party B could ask for more minutes if it is not enough, but it couldn't be more than 7 minutes, but Party B has to inform Party A in writing so that party A can adjust the technique of frequency separation.

2.6. party B should be very strict to the creation and production of the ads, the first censor section is belong to party A, but the final censor is belong to sales department of CRI.

2.7. to be convenient for the ads business development of party B, herewith, party A agrees and authorizes: with the acknowledge of party A, party B can use the name, brand and logo of CRI and the agreement frequency to do promotions, and agrees party B has the right of operation, publish, holding, using name, and attracting investment.

3. commitments and agreements

3.1. Party B commits that during the cooperation, it will not transfer the rights and obligations in the agreement to any third party.

3.2. party B commits that during the cooperation, in order to be convenient to party A to arrange censor and broadcasting, party B should hand those ads. documents, ads. video, and related qualification and legal documents to party A 4 days in advanced; all the ads will be published after censored by party B and party A has to acknowledge the authenticity and integrity; all the ads contracts and ads sample has to be filed by party A.

3.3. in order to sort out the ads resource, on the condition of informing party B 5 days in advanced, party A has the right to use time period of agreement frequency, but the proportion of the using shouldn't more than 30% of the agreement frequency ads time period(specific time should be negotiated by both parties), the price of used part will be paid by party A according to the price that negotiated by both parties, and the revenue is counted into the assignment of party B. if party A require more than 30% of the ads time, both parties should be in agree. This item only apply to party A's business ads, not apply to party A's own ads.

4. contract price, payment method and deposit

as the exclusive ads agency, party B commits that it will pay party A a certain amount of money as the exclusive right fee and deposit. Details are following:

4.1. considering to the promotion time party B will take, party A agrees that the exclusive right fee from Agu.4th, 2008 to Aug.31st, 2008 will be waived, the exclusive right from Sep. 1st, 2008 to Aug. 31st,2008 is 4,600,000RMB, the second year's exclusive right will be increased by 15%, which is 5,290,000RMB from Sep.1st, 2008 to Aug.31st, 2008.

4.2. on the condition of carrying out the obligations and paying the payment, if party B wants to continue the contract when the agreement become due, party A agrees party B to have two more years contract term with the same conditions, which is due to Aug. 31st 2012, the increase rate is 15%.

4.3. party B has to pay party A the amount that required(the total amount are divided 12months) in the agreement 5 days before the end of the month after signed the contract, such as 5 days before the end of Aug., party B should pay the for the September's contract fee. The monthly payment=yearly payment * 1/12

4.4. in order to guarantee party B to carry out the rules and items in the agreement, party B should pay party A 1,050,000RMB as the deposit, and should be wired in the appointed bank account by party A when party B sign the contract.

4.5. During the term of the contract, the deposit will be held by party A, and doesn't need to pay any interest.

4.6. party A will return all the deposit if party B didn't violate any rule of the agreement, pay all the payment monthly, or when the agree is terminated /are due, party B pay all the payment, and is confirmed by party A.

4.7. party A has the right to deduct any money from the deposit if party B make any violation that

causes any direct and indirect damage, and party A has the right to ask for compensation through lawing. If the deposit is not enough to compensate party A's damage(including party B unbilled payment and other direct and indirect damage), party A has the right to ask party B to pay the unbilled part; if there is any left after the compensation, party A should return the left deposit.

5. the agreement's effective

The agreement is signed on the date that stated at the beginning of the agreement by both parties, and takes effect on that day, party A also promises that it will provide the writing confirmation that stated in item 8.1.3. when the agreement is signed.

6. Term of the agreement, violation and option

6.1. The term of the agreement is 2 years.

6.2. if the agreement is not expired, one party has the right to ask another party 200% of the contract price as a compensation if another party dismisses the agreement by itself, unless the situation such as 12.3 happened. Besides, if there are other damages happened, the another party has to fully pay the damage.

6.3. if there is any mistake during the broadcasting, party A should inform party B in time, and undertake the proper way to fix it, at the meanwhile, negotiate with party B about the broadcasting method and compensation method, and the ads will be broadcasted when party A confirmed. Unless there is a special agreement, there is any mistake, party A has the policy of paying twice of the mistake to compensate party B.

6.4. The damage caused by mistake will undertook by party A. the damage to the community and lawsuit caused by the authenticity of party B's ads will be undertook by party B.

6.5. party B should pay party A the contract fee on time, if the payment is delayed, party B should pay party A 0.1% of the agreement fee as the delay fee

6.6. According to item 4.3, party B needs to pay exclusive ads fee monthly. If party B doesn't pay the monthly fee, party A will inform party B by writing paper to pay back all, party B should pay party A all the amount by the deadline party A requires, otherwise party A has the right to dismiss the agreement, and not return the deposit.

6.7. Both parties should negotiate the option terms 6 months before the agreement become to due, party B has the priority to get the option under the same condition.

6.8. if the third party wants the exclusive right after the agreement is due, party A should consider party B firstly, and if party C propose the contract fee is no more than 10% of what party B propose, party A should consider party B and party C the same, both parties regard this as continuing the agreement, the term of the agreement will be discussed.

7. Irresistible accident

If there is any one irresistible accidents happened, such as earthquake, hurricane, flood, fire, war and other (including but not limited weather, strike, rebellion, war, disease, and the government regulation, storm or any other natural disaster), one party should inform another party and within 5 days after the irresistible accident happened, one party should provide another party a detailed report within one month and any valid document proved the accident, the document should be issued by local authorization, unless the PRC law doesn't allow. As long as the irresistible accident is gone, the agreement should be continued.

8. statement and guarantee

8.1. each party should state and guarantee as following when the date the agreement is signed:

8.1.1. The party is a legal representative that established according to PRC law and will exist legally.

8.1.2. The party has all the rights, authorization and permission (government and other departments) that needed by carrying out all the obligations under each items of the agreement.

8.1.3. In order to sign the agreement, the party has undertaken all the methods and rights, the representative who signs the agreement has been fully authorized, according to the authorization, the representative as one employee of the party, and/ or as the agent who has been approved by the party, the agreement signed by the representative can take effect.

8.1.4. signing and operating the agreement will not violate any PRC laws, orders of governmental department or the judgment of judicial authority, or the contract that signed with third party.

8.1.5. The party doesn't have any future lawsuit, arbitration, or judicial, administrative and other governmental investigation.

8.1.6. The party should provide another party all the documents, materials, information and commits all of these all true.

8.2. If the statement that made by one party are found is untruth and mislead and partial incorrectness, which cause another party any damages, responsibility, compensation, requirement, action, procedure, fine and punishment, the party has the right to ask for all the compensation and away from any damage.

9. confidentiality

9.1. Each party agrees all the terms and item of the agreement, all the information and information related to the agreement, and all the information provided by other side (following "confidentiality") should be kept in dark and will not leak to the third party, unless there are any other rules. Confidential information only can be used for operating the agreement. Each party agrees that the information that has the potential to go out to the third party that need to sign a identical confidential agreement. The item will not apply to the following information:

a) public information(except the published information because of violation of the agreement);b)the information has been known by the party and information that unrelated to the agreement and the venture company or information that not made based on the agreement; c)exposed and used because of laws, regulations, any rules are from supervised institution or stock exchange; d)any reasonable exposed and used because of any judicial procedure requirement; e) exposed to any taxation institution because of the administrative requirement; f) exposed to the professional consultant, but the consultant must to comply with confidential agreement.

9.2. each party agrees to minimize the people who will be exposed the information, the people are those who are necessary to know.

10. applied laws and solution of the dispute

10.1. The establishment, validation, carrying out, explanation and dispute are all apply to the PRC law.

10.2. Any the dispute that caused by the agreement should be solved friendly. If the negotiation doesn't work, each party should agree to put the dispute to CIETAC, and solve the dispute according to the current and legal arbitration rules, the result of the arbitration is the final result that binding to both parties. The location is Beijing, during the procedure; all the other items should be continued except the item that is under arbitrating.

11. Notification

11.1. Any version of the agreement and any notification of the agreement should be written version, unless there is any other rule. If there is someone who send the agreement or fax the agreement, or to use express to deliver to the address that stated at the very beginning of the agreement, or deliver to the address that informed by the receiver, the agreement is thought to be delivered.

11.2. Unless there are any other rules, if any notification needed to be faxed, the delivery will be confirmed after the receiver gave the fax No. and sent, but the notification should be delivered by recognized express delivery service to the receiver. The delivery is confirmed after 5 days when the agreement has been sent.

12. Termination of the agreement

12.1. The agreement will be terminated when it is expired.

12.2. Both parties agree to terminate the agreement

12.3. Both parties agree that party A has the right to terminate the agreement if the situation such as item 6.6 happened.

13. Others

13.1. The title of each item is only for the convenience of quoting, it doesn't affect the content.

13.2. At any time after the agreement is signed, both parties should try their best to make the third party to sign any necessary agreement and to response reasonable, which have the related party benefit all and all the costs will be paid by the related party.

13.3. If any rule and law that apply to the agreement items are illegal or unevoked, the item is considered to be deleted and to lose effectiveness. But the agreement is still effective and should be considered that the item shouldn't be concluded at very beginning. Each party should negotiate sincerely based on the goal of the agreement, so that the new replacement will be reasonable, legal and effective.

13.4. The time, date, and term in the agreement are important, any violation of time, date or term should be considered to violate the agreement.

13.5. all the costs that make the agreement taking effect, including but not limiting notary fees, stamp tax and registration fees, will paid by related parties.

13.6. In terms of all the matters of the agreement, the agreement establishes and replaces all the agreement, contract, MOU and letter that all the parties made before.

13.7. There are four copies of the agreement, each party has two copies, and each copy has the same force adeffect.

Party A company's chop
Legal representative:

Party B Company's chop
Legal representative: